                                                 Contact:       Christopher Wyse
                                                                    616-923-3417
                                          christopher_j_wyse@email.whirlpool.com

                                                                    Robin Skiles
                                                                    616-923-2456
                                              robin_r_skiles@email.whirlpool.com



           WHIRLPOOL CORPORATION REPORTS 36 PERCENT IMPROVEMENT FOR
          FULL-YEAR 1997 RESULTS, INCLUDING 45 PERCENT IMPROVEMENT IN
                                FOURTH QUARTER



     BENTON HARBOR, Mich. -- Feb. 3, 1998 -- Whirlpool Corporation (NYSE: WHR) today said continued strong performance by its North American business and significant improvement in its European appliance unit produced a 45-percent increase in fourth-quarter earnings and a 36-percent increase in full-year 1997 earnings, both excluding nonrecurring items.

     "In January of last year, we concluded that the global appliance industry, and the economic environment in which we operate, was undergoing a fundamental change," said Whirlpool Chairman and CEO David R. Whitwam. "Accordingly, we developed a plan to significantly change and reduce the cost structure at Whirlpool, extend our global leadership position and dramatically improve the value-creating capabilities of our company. Our results for the quarter and year demonstrate the success of these efforts, and we are poised to realize continued improvements going forward."

Significant Earnings Improvement

     Whirlpool's fourth-quarter earnings were $65 million, or 86 cents per diluted share, 45-percent higher than $45 million, or 59 cents per diluted share, one year ago. Full-year 1997 earnings were $238 million, or $3.15 per diluted share, up 36 percent from earnings of $175 million, or $2.32 per diluted share, in the previous year. These earnings exclude a one-time fourth-quarter gain of $42 million, or 55 cents per diluted share, related to the previously announced sale of Whirlpool Financial Corporation assets, third-quarter restructuring and operating

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[WHIRLPOOL LOGO HERE]
                            Administrative Center, Benton Harbor, Michigan 49022
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Whirlpool Corporation Earnings - add one
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charges totaling $280 million, or $3.71 per diluted share, and a fourth-quarter charge of $14 million, or 19 cents per diluted share, related to restructuring in Latin America.

     Including the above-mentioned nonrecurring items, Whirlpool's fourth-quarter earnings were $92 million, or $1.22 per diluted share, and for full-year 1997, the company reported a net loss of $15 million, or 20 cents per diluted share.

     Net sales for the fourth quarter were $2.5 billion, 18 percent better than the prior year, due to the first-time consolidation of Brasmotor S.A. results. Total year net sales reached $8.6 billion, one percent better than 1996. Excluding this consolidation and the negative impact of currency fluctuations, net sales were down one percent year-over-year.

     "The programs we began implementing last year are expected to result in reducing our annual expenses by more than $200 million when completed in 2000 through the elimination of about 7,900 positions worldwide and improved efficiencies and productivity within all regions of our business," said Whitwam. "These were difficult, but necessary, decisions to deal with the economic realities of our industry. Significant progress has been made such as the completion of nearly 50 percent of the job reductions, termination of our Chinese refrigeration joint venture relationship and a reconfiguration of our product development organization into an integrated global unit."

     Whitwam added that the company has also been concentrating on growing its business at the same time, including extending its ownership position in Latin America, solidly growing its leading position in Central and Eastern Europe, the start up of a new no-frost refrigerator factory in India and the addition, in 1998, of Whirlpool-built cooking products to Sears, Roebuck and Co., under the Kenmore-brand name.

     Whirlpool North America turned the cumulative effects of ongoing efficiency gains and strong shipments into a 13-percent increase in quarterly

                                   - more -
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Whirlpool Corporation Earnings  add two
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operating profit. The company, benefiting from a continued strong new-order position, finished 1997 with record unit shipments in several product categories, including gas and electric ranges built at the company's two-year old Tulsa (Okla.) division and stainless-steel KitchenAid brand dishwashers. The company is also launching a new sub-brand, Whirlpool Gold, offering consumers the very best of the Whirlpool brand in each major product category.

     According to Whitwam, the U.S. appliance industry shipments were essentially flat in 1997, largely due to slow sales of air conditioners. A slight downturn is forecasted for 1998.

     Whirlpool Europe continued its much-improved performance in the fourth quarter, completing 1997 with solid operating profit gains, increases in unit shipments and more than an 8 percent sales increase in local currency. For the year, margins improved significantly through better brand and product mix, while product total cost productivity reached a record level.

     In 1998, the company expects to continue performance improvements through revenue growth, generated from the introduction of new products and expanded distribution in Western Europe and the emerging markets. In addition, Whirlpool Europe will realize savings from cost reductions associated with restructuring actions. Despite a continued tough economic and competitive environment, the business anticipates a 2-percent gain in industry growth.

     Total Latin American earnings declined in both the fourth quarter and for the year, as the Brazilian home-appliance market cooled from record growth between 1994 and 1996. The company is currently executing its integration plans to lower costs and improve efficiency and productivity in an intensely competitive market.

     During the second quarter, the company expects to commission a new factory in Manaus, Brazil, which will produce new high-efficiency air conditioners and Whirlpool-designed microwave ovens. In addition, the company has initiated a product-renewal effort to redesign and update the majority of its Latin American

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Whirlpool Corporation Earnings  add three
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products during the next two years. The company's current outlook assumes that full-year 1998 industry volumes for Brazil should approximate 1997 levels

     "We believe our plans and strong market-share position, which is two and one-half-times larger than any local competitor, will allow us to continue to deliver solid performance," said Whitwam.

     Whirlpool Asia, excluding nonrecurring items, reported a smaller operating loss in both the fourth quarter and for full-year 1997, compared with the fourth quarter and full-year 1996. The improved performance was due to reduced regional costs following the company's restructuring, though fourth-quarter 1997 sales were weaker than expected due to economic uncertainty in the region.

     In 1998, the company expects to further improve regional performance through continued implementation of the previously announced restructuring actions. The company also anticipates growth in unit shipments from products such as a frost-free refrigerator that is being built at the company's new facility in Pune, India, and from sales of new microwave ovens and automatic washers introduced to Chinese consumers in the second half of 1997.

Outlook for 1998

     Whitwam concluded, "The steps taken in 1997, along with our continuing and successful momentum in delivering high-quality products under great brands around the world, are delivering the results we expected and we foresee continued substantial improvement in the coming year."

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in about 140 countries.

                                      ###

WHIRLPOOL CORPORATION
SUMMARY TABLE
FOURTH-QUARTER, FULL-YEAR EARNINGS
(All-data in after-tax)



                                 Fourth Quarter                              Full-Year
                              1997           1996                       1997          1996
                              ----           ----                       ----          ----

Earnings Per Diluted        86 cents       59 cents                     $3.15         $2.32
Share, Excluding
Nonrecurring Items

Earnings (Loss) Per           $1.22        59 cents                   (20) cents      $2.08
Diluted Share

Earnings Per Basic Share,   87 cents       60 cents                     $3.18         $2.35
Excluding Nonrecurring
Items

Earnings (Loss) Per Basic     $1.24        60 cents                   (20) cents      $2.10
Share



Editors Note:
Earnings are now reported two ways, diluted and basic in accordance with FASB Statement 128. Diluted per share basis includes shares currently outstanding and possible conversion of options to common shares. Basic per share basis includes only shares currently outstanding.

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                       FOR THE PERIOD ENDED DECEMBER 31
             (millions of dollars except share and dividend data)





                                                                              Fourth Quarter                Full Year
                                                                             -----------------          -----------------
                                                                              1997      1996             1997     1996
                                                                             -------   -------          -------   -------
Net sales                                                                    $2,510    $2,126           $8,617    $8,523

EXPENSES:
  Cost of products sold                                                       1,887     1,644            6,604     6,623
  Selling and administrative                                                    473       403            1,625     1,557
  Intangible amortization                                                         9         8               34        35
  Restructuring costs                                                            35         -              343        30
                                                                             -------   -------          -------  --------
                                                                              2,404     2,055            8,606     8,245
                                                                             -------   -------          -------   -------
    OPERATING PROFIT                                                            106        71               11       278
OTHER INCOME (EXPENSE):
  Interest and sundry income (expense)                                           (4)      (15)             (14)      (23)
  Interest expense                                                              (58)      (38)            (168)     (155)
                                                                             -------   -------          -------   -------
    EARNINGS (LOSS) BEFORE INCOME TAXES
      AND OTHER ITEMS                                                            44        18             (171)      100
        Income taxes                                                             17        19               (9)       70
                                                                             -------   -------          -------   -------
    EARNINGS (LOSS) FROM CONTINUING OPERATIONS
      BEFORE EQUITY EARNINGS AND MINORITY INTERESTS                              27        (1)            (162)       30
      Equity in affiliated companies                                              6        32               67        93
      Minority interests                                                         17         9               49        18
                                                                             -------   -------          -------   -------
    EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                   50        40              (46)      141
      Earnings (loss) from discontinued operations (less applicable taxes)        -         5              (11)       15
      Gain on disposal of discontinued operations (less applicable taxes)        42         -               42         -
                                                                             -------   -------          -------   -------
    NET EARNINGS (LOSS)                                                      $   92    $   45           $  (15)   $  156
                                                                             =======   =======          =======   =======
Per share of common stock:
  Basic earnings (loss) from continuing operations                           $ 0.67    $ 0.54           $(0.62)   $ 1.90

  Basic earnings (loss)                                                        1.24      0.60            (0.20)     2.10

  Diluted earnings (loss) from continuing operations                         $ 0.66    $ 0.53           $(0.62)   $ 1.88
  Diluted earnings (loss)                                                      1.22      0.59            (0.20)     2.08

  Cash dividends                                                             $ 0.34    $ 0.34           $ 1.36    $ 1.36
                                                                             =======   =======          =======   =======

See notes to consolidated condensed financial statements.

CONSOLIDATED CONDENSED BALANCE SHEETS
WHIRLPOOL CORPORATION AND SUBSIDIARIES

                                                           December 31              December 31
                                                               1997                    1996
(millions of dollars)                                      (Unaudited)               (Audited)
                                                           -----------              -----------
ASSETS

Current Assets
Cash and equivalents                                           $   578                  $   129
Trade receivables, less allowances of
   $156 in 1997 and $45 in 1996                                  1,565                      966
Financing receivables and leases,
   less allowances                                                   -                    1,400
Inventories                                                      1,170                    1,034

Prepaid expenses and other                                         191                      188
Deferred income taxes                                              215                       95
Net assets of discontinued operations                              562                        -
                                                               -------                  -------
Total Current Assets                                             4,281                    3,812


Other Assets
Investment in affiliated companies                                 100                      513

Financing receivables and leases, less allowance                     -                      705
Intangibles, net                                                   916                      870
Deferred income taxes                                              220                      152
Other                                                              378                      165
                                                               -------                  -------
                                                                 1,614                    2,405

Property, Plant and Equipment
Land                                                                92                       93
Buildings                                                          969                      731
Machinery and equipment                                          4,201                    3,015
Accumulated depreciation                                        (2,887)                  (2,041)
                                                               -------                  -------
                                                                 2,375                    1,798
                                                               -------                  -------

Total Assets                                                   $ 8,270                  $ 8,015
                                                               =======                  =======

                                                           December 31              December 31
                                                               1997                    1996
                                                           (Unaudited)               (Audited)
                                                           -----------              -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Notes payable                                                  $ 1,332                  $ 2,038
Accounts payable                                                   987                      983
Employee compensation                                              265                      226
Accrued expenses                                                   858                      624
Restructuring costs                                                212                       32
Current maturities of long-term debt                                22                      119
                                                               -------                  -------
Total Current Liabilities                                        3,676                    4,022


Other Liabilities
Deferred income taxes                                              190                      206
Postemployment benefits                                            598                      563
Other liabilities                                                  188                      161
Long-term debt                                                   1,074                      955
                                                               -------                  -------
                                                                 2,050                    1,885

Minority Interests                                                 773                      182


Stockholders' Equity
Common stock                                                        82                       81
Paid-in capital                                                    280                      246
Retained earnings                                                1,801                    1,918
Unearned restricted stock                                           (6)                      (7)
Cumulative translation adjustments                                (149)                     (76)
Treasury stock - at cost                                          (237)                    (236)
                                                               -------                  -------
Total Stockholders' Equity                                       1,771                    1,926
                                                               -------                  -------

Total Liabilities and Stockholders' Equity                     $ 8,270                  $ 8,015
                                                               =======                  =======

See notes to consolidated financial statements

                 CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
              UNAUDITED PROFORMA - EXCLUDING NON-RECURRING ITEMS
                    WHIRLPOOL CORPORATION AND SUBSIDIARIES
                       FOR THE PERIOD ENDED DECEMBER 31
             (millions of dollars except share and dividend data)

                                                                               Fourth Quarter                Full Year
                                                                             ------------------         ------------------
                                                                               1997      1996             1997       1996
                                                                             --------  --------         --------   --------
Net sales                                                                     $2,510    $2,126           $8,617     $8,523

EXPENSES:
  Cost of products sold                                                        1,887     1,644            6,576      6,623
  Selling and administrative                                                     473       403            1,600      1,557
  Intangible amortization                                                          9         8               34         35
  Restructuring costs                                                              -         -                -          -
                                                                              ------    ------           ------     ------
                                                                               2,369     2,055            8,210      8,215
                                                                              ------    ------           ------     ------
    OPERATING PROFIT                                                             141        71              407        308

OTHER INCOME (EXPENSE):
  Interest and sundry income (expense)                                                     (15)              (9)       (23)
  Interest expense                                                               (58)      (38)            (168)      (155)
                                                                              ------    ------           ------     ------
    EARNINGS (LOSS) BEFORE INCOME TAXES
      AND OTHER ITEMS                                                             83        18              230        130

        Income taxes                                                              29        19              100         81
                                                                              ------    ------           ------     ------
    EARNINGS (LOSS) FROM CONTINUING OPERATIONS
      BEFORE EQUITY EARNINGS AND MINORITY INTERESTS                               54        (1)             130         49

      Equity in affiliated companies                                              11        32               72         93
      Minority interests                                                                     9               25         18
                                                                              ------    ------           ------     ------
    EARNINGS (LOSS) FROM CONTINUING OPERATIONS                                    65        40              227        160

      Earnings (loss) from discontinued operations (less applicable taxes)         -         5               11         15
      Gain on disposal of discontinued operations (less applicable taxes)          -         -                -          -
                                                                              ------    ------           ------     ------
    NET EARNINGS (LOSS)                                                       $   65    $   45           $  238     $  175
                                                                              ======    ======           ======     ======

Per share of common stock:
  Basic earnings (loss) from continuing operations                            $ 0.87    $ 0.54           $ 3.02     $ 2.15
  Basic earnings (loss)                                                         0.87      0.60             3.18       2.35

  Diluted earnings (loss) from continuing operations                          $ 0.86    $ 0.53           $ 2.99     $ 2.13
  Diluted earnings (loss)                                                       0.86      0.59             3.15       2.32

  Cash dividends                                                              $ 0.34    $ 0.34           $ 1.36     $ 1.36
                                                                              ======    ======           ======     ======

See notes to consolidated condensed financial statements.